Exhibit 99.1

REABOLD CALIFORNIA, LLC.

AUDITED FINANCIAL STATEMENTS

as of and for the years ended

DECEMBER 31, 2021 AND 2020

REABOLD CALIFORNIA, LLC.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Reabold California, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Reabold California, LLC (the “Company”) as of December 31, 2021 and December 31, 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and December 31, 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditors since 2022.

Houston, Texas

July 11, 2023

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REABOLD CALIFORNIA, LLC

Balance Sheets

As of December 31, 2021 and December 31, 2020

	As of December 31, 2021	As of December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$350,962	$106,900
Restricted cash	250,000	250,000
Accounts receivable:
Crude oil sales	84,387	20,287
Joint interest participants	76,731	151,351
Prepaid expenses and other current assets	—	2,648
Oil inventory	27,462	46,305
Total current assets	789,542	577,491
OIL AND GAS PROPERTIES, successful efforts method, net
Proved properties	6,535,632	6,936,080
Unproved properties	141,942	61,569
Total long-term assets	6,677,574	6,997,649
Total assets	$7,467,116	$7,575,140

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$193,325	$165,786
Revenue payable	207,712	71,491
Accrued expenses	—	13,129
Notes payable - related party	6,455,606	8,587,487
Total current liabilities	6,856,643	8,837,893
LONG TERM LIABILITIES:
Asset retirement obligation	56,100	51,800
Total long-term liabilities	56,100	51,800
Total liabilities	6,912,743	8,889,693
COMMITMENTS AND CONTINGENCIES
MEMBERS’ EQUITY (DEFICIT):
Member’s capital	2,208,939	4,680
Accumulated deficit	(1,654,566)	(1,319,233)
Total members’ equity (deficit)	554,373	(1,314,553)
Total liabilities and members’ equity (deficit)	$7,467,116	$7,575,140

The accompanying notes are an integral part of these financial statements.

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REABOLD CALIFORNIA, LLC

Statements of Operations

For the Twelve Months Ended December 31, 2021 and December 31, 2020

	Twelve Months Ended
	December 31, 2021	December 31, 2020
REVENUE:
Crude oil sales	$1,254,447	$1,033,826
Natural gas sales	22,090	29,061
Total crude oil and natural gas sales revenue	$1,276,537	$1,062,887

OPERATING EXPENSES:
Production	991,032	652,465
Exploration and drilling	—	(13,004)
Depreciation, depletion and amortization	492,330	418,211
Impairment	—	386,559
General and administrative	116,130	149,434
Total operating expenses	1,599,492	1,593,665
OPERATING LOSS	(322,955)	(530,778)

OTHER INCOME (EXPENSE):
Interest expense, net	(12,378)	(47,311)

NET LOSS	(335,333)	(578,089)

The accompanying notes are an integral part of these financial statements.

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REABOLD CALIFORNIA, LLC

Statements of Changes in Members’ Equity

For the Twelve Months Ended December 31, 2021 and December 31, 2020

	Member’s Capital	Accumulated Deficit	Total
BALANCE, DECEMBER 31, 2019	$4,680	$(741,144)	$(736,464)

Net Loss	$—	$(578,089)	$(578,089)

BALANCE, DECEMBER 13, 2020	$4,680	$(1,319,233)	$(1,314,553)

Conversion of related party debt	$2,204,259	$—	$2,204,259

Net Loss	$—	$(335,333)	$(335,333)

BALANCE, DECEMBER 31, 2021	$2,208,939	$(1,654,566)	$554,373

The accompanying notes are an integral part of these financial statements.

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REABOLD CALIFORNIA, LLC

Statements of Cash Flows

For the Twelve Months Ended December 31, 2021 and December 31, 2020

	Twelve Months Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(335,333)	$(578,089)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	496,630	427,180
Impairment of unproved crude oil and natural gas properties	—	332,390
Changes in assets and liabilities:
Accounts receivable – crude oil and natural gas sales	(64,100)	443,876
Accounts receivable - joint interest participants	74,620	207,382
Prepaid expenses and other current assets	2,648	(2,648)
Oil inventory	18,843	(20,459)
Accounts payable and other accrued liabilities	27,539	(631,881)
Revenue payable	136,221	(224,024)
Accrued expenses	(13,129)	(69,907)
Net cash used in operating activities	343,939	(116,180)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(172,225)	(643,856)
Net cash used in investing activities	(172,225)	(643,856)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party debt	72,378	623,500
Net cash provided by financing activities	72,378	623,500

NET INCREASE (DECREASE) IN CASH, AND RESTRICTED CASH	244,062	(136,536)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	356,900	493,436
CASH AND RESTRICTED CASH AT END OF PERIOD	$600,962	$356,900

SUPPLEMENTAL CASH FLOW INFORMATION:
Conversion of related party debt to member equity	$2,204,259	$—

The accompanying notes are an integral part of these financial statements.

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REABOLD CALIFORNIA, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION:

Reabold California, LLC a California limited liability company (“Reabold”), operated in California as a wholly owned subsidiary of Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), before being acquired by Daybreak Oil and Gas, Inc. (“Daybreak”) on May 25, 2022.

All of the Company’s crude oil production is sold under contracts that are market-sensitive. Accordingly, the Company’s financial condition, results of operations, and capital resources are highly dependent upon prevailing market prices of, and demand for, crude oil. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of the Company. These factors include the level of global demand for petroleum products, foreign supply of crude oil and natural gas, the establishment of and compliance with production quotas by crude oil-exporting countries, the relative strength of the U.S. dollar, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic, crude oil disputes between OPEC members; and national and international pandemics like the coronavirus outbreak.

NOTE 2 — GOING CONCERN:

Financial Condition

Reabold’s financial statements for the twelve months ended December 31, 2021 and December 31, 2020 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Reabold has incurred net losses since inception, has accumulated deficit in retained earnings of approximately $1.65 million and a working capital deficit of approximately $6.07 million, which raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S.”).

Use of Estimates

The preparation of financial statements in conformity with accounting principle generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“Topic 606”). Under Topic 606, revenue will generally be recognized upon delivery of our produced crude oil and natural gas volumes to our customers. Under Topic 606, each unit of commodity product (crude oil Bbl or natural gas MMBTU) represents a separate performance obligation which is sold at variable prices, determinable on a monthly basis. The pricing provisions of our crude oil and natural gas contracts are primarily tied to a market index with certain adjustments based on factors such as delivery, product quality and prevailing supply and demand conditions in the geographic areas in which we operate. We allocate the transaction price to each performance obligation and recognize revenue upon delivery of the commodity product when the customer obtains control. Control of our produced crude oil volumes passes to our customers when the oil is measured by a trucking oil ticket. The Company has no control over the crude oil after this point and the measurement at this point dictates the amount on which the customer’s payment is based. Control of our produced natural gas volumes passes to our customers when the natural gas is measured at the purchaser’s gas line meter. The Company has no control over the natural gas after this point and the measurement at this point dictates the amount on which the customer’s payment is based. Our crude oil and natural gas revenue streams include volumes burdened by royalty and other joint owner working interests. Our revenues are recorded

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and presented on our financial statements net of the royalty and other joint owner working interests. Our revenue stream does not include any payments for services or ancillary items other than sale of crude oil and natural gas. Revenue is recorded in the month our crude oil and natural gas production is delivered to the purchaser.

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less. The Company has in the past maintained balances in financial institutions where deposits may exceed the federally insured deposit limit of $250,000. The Company has not experienced any losses from such accounts and does not believe it is exposed to any significant credit risk on cash.

Restricted Cash

Restricted cash balances include amounts posted with regulatory authorities for reclamation bonds related to the Company’s crude oil and natural gas operations.

Major Customers

The Company had two major customers at December 31, 2021 and 2020, one each for crude oil sales and natural gas sales. These same two customers made up 100% of our total revenue for the periods ended December 31, 2021 and 2020.

Accounts Receivable

Substantially all of the Company’s accounts receivable balances consist of uncollateralized accrued crude oil and natural gas revenues due under normal trade terms and joint interest billings consist of uncollateralized joint interest owner obligations due under terms established with the joint interest partners. This concentration of customers and joint interest owner may impact the Company’s overall credit risk as these entities could be affected by similar changes in economic conditions as well as other related factors. The Company routinely assesses the recoverability of all revenue and joint interest receivables. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. Actual write-offs may exceed the recorded allowance. There were no allowances for doubtful accounts for the Company’s trade accounts receivable at December 31, 2021 and December 31, 2020.

Related Party Transactions

The Company’s related party transaction policy identifies a related party as any person or entity that is related to the reporting entity. This may include, but is not limited to a person who has control, joint control, or significant influence over the entity or is a key member of management. This may also include any parent, subsidiary, fellow subsidiary, associate or joint venture entity of the Company. A related party transaction is a transfer of resources, services or obligations between the Company and a related party, regardless of whether a price is charged. For the year ended December 31, 2021, the Company repaid net advances (advances less repayments) of $2,131,881 to a related party. For the year ended December 31, 2020, the Company received net advances of $624,133 from a related party.

Crude Oil and Natural Gas Properties

The Company follows the successful efforts method to account for its crude oil and natural gas property acquisition, exploration, development, and production activities. Under this method, costs to acquire mineral interests in crude oil and natural gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized as incurred. Costs to drill exploratory wells that are unsuccessful in finding proved reserves are expensed as incurred. In addition, the geological and geophysical costs, delay rentals and administrative costs associated with unproved properties are expensed as incurred. Costs to operate and maintain wells and field equipment are expensed as incurred.

Depletion is determined on a units-of-production basis over the remaining life of proved reserves. Capitalized exploratory well costs and development costs (plus estimated future dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized in a similar fashion (by field) based on their estimated proved developed reserves. Support equipment and other property and equipment are depreciated over their estimated useful lives. Under the units-of-production method, crude oil and natural gas volumes are considered produced once they have been measured through meters at custody transfer or sales transaction points at the outlet valve on the lease or field storage tank.

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Proved crude oil and natural gas properties are evaluated for impairment annually or when facts or circumstances indicate a possible decline in the recoverability of the carrying amount of such property. Pursuant to the provisions of Financial Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment” the Company reviews proved crude oil and natural gas properties and other long-lived assets for impairment. These reviews are predicated by events and circumstances, such as downward revision of the reserve estimates or commodity prices that indicate a decline in the recoverability of the carrying value of such properties. The Company estimates the future cash flows expected in connection with the properties and compares such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amounts of the properties exceed their estimated undiscounted future cash flows, the carrying amounts of the properties are reduced to their estimated fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity prices, the timing of future production, future capital expenditures and a risk-adjusted discount rate. These estimates of future product prices may differ from current market prices of crude oil and natural gas. Any downward revisions to management’s estimates of future production or product prices could result in an impairment of the Company’s crude oil and natural gas properties in subsequent periods. Unproved crude oil and natural gas properties that are individually significant are also periodically assessed for impairment of value. An impairment loss for unproved crude oil and natural gas properties is recognized at the time of impairment and charged to impairment expense.

For the twelve months ended December 31, 2021, the Company did not recognize any impairment of properties in California. For the twelve months ended December 31, 2020, the Company recognized an impairment of crude oil properties in California of $386,559.

On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated DD&A with a resulting gain or loss recognized in income.

Property and Equipment

Fixed assets are stated at cost. Depreciation on vehicles is provided using the straight-line method over expected useful lives of three years. Depreciation on machinery and equipment is provided using the straight-line method over expected useful life of three years. Depreciation of production facilities and natural gas pipelines are recorded using the unit-of-production method based on estimated reserves.

Leases

The Company determines if a contract is a lease at inception. A contract is a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term begins on the commencement date, which is the date the Company takes possession of the asset, and may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease are classified as either operating or finance lease based on factors such as the lease term, lease payments, and the economic life, fair value and estimated residual value of the asset. Where leases include options to purchase the leased asset at the end of the lease term, this is assessed as a part of the Company’s lease classification determination.

Under ASC 842, the Company recognizes a right-of-use (“ROU”) asset and lease liability to account for its leases. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease labilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized on the commencement date based on the present value of lease payments over the lease term. ROU assets are based on the lease liability and are increased by prepaid lease payments and decreased by lease incentives received. Lease incentives are amortized through the lease asset as reductions of expense over the lease term. For the years ended December 31, 2021 and December 31, 2020, the Company had no leases.

Asset Retirement Obligation (“ARO”)

The Company follows the provisions of FASB ASC Topic 410, “Asset Retirement and Environmental Obligations” (“ASC 410”), which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard requires that the Company recognize the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred. The ARO is capitalized as part of the carrying value of the assets to which it is associated, and depreciated over the useful life of the asset. The ARO and the related asset retirement cost are recorded when an asset is first drilled, constructed, or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate. After initial recording, the liability is increased for the passage of time, with the increase being reflected as accretion expense in the statements of operations. Subsequent adjustments in the cost estimate are reflected in the ARO liability and the amounts continue to be amortized over the useful life of the related long-lived assets.

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Suspended Well Costs

The Company accounts for any suspended well costs in accordance with FASB ASC Topic 932, “Extractive Activities – Oil and Gas” (“ASC 932”). ASC 932 states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the economic and operating feasibility of the well. If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management’s evaluation of capitalized exploratory well costs.

In addition, ASC 932 requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year, designating the number of wells the aging is related to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.

Long Lived Assets

The Company reviews long-lived assets and identifiable intangibles whenever events or circumstances indicate that the carrying amounts of such assets may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against the estimated undiscounted cash flows associated with these assets. If this evaluation indicates that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the assets' carrying value, the assets are adjusted to their fair values (based upon discounted cash flows).

Fair Value of Financial Instruments

The carrying value of short-term financial instruments including cash, receivables, prepaid expenses, accounts payable, and other accrued liabilities, short-term liabilities and the line of credit approximated their fair values due to the relatively short period to maturity for these instruments. The long-term notes payable approximates fair value since the related rates of interest approximate current market rates.

Earnings (Loss) per Share of Common Stock

Basic earnings (loss) per share of Common Stock is calculated by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares issued and outstanding during the year. Diluted earnings per share is computed based on the weighted average number of common shares outstanding, increased by dilutive Common Stock equivalents. For the years ended December 31, 2021 and December 31, 2020, Common Stock equivalents are excluded from the calculations since their effect is anti-dilutive due to the Company’s net loss.

Concentration of Credit Risk

Substantially all of the Company’s accounts receivable result from crude oil and natural gas sales in California or joint interest billings to its working interest partners in California. This concentration of customers and joint interest owners may impact the Company’s overall credit risk as these entities could be affected by similar changes in economic conditions as well as other related factors.

At the Company’s projects in California, we deal with only one buyer for the purchase of all crude oil production and one buyer of natural gas production. At December 31, 2021 and December 31, 2020, these single individual customers represented 100.0% of crude oil and natural gas sales receivable from operations. If these buyers are unable to resell its products or if they lose a significant sales contract, then the Company may incur difficulties in selling its crude oil and natural gas production.

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The Company’s accounts receivable in California for crude oil and natural gas sales at December 31, 2021 and 2020, respectively are set forth in the table below.

	December 31, 2021	December 31, 2020
Crude oil sales	$81,314	$20,287
Natural gas sales	3,073	—
Total crude oil and natural gas revenue receivable	$84,387	$20,287

Income Taxes

The Company follows the provisions of FASB ASC Topic 740, “Income Taxes” (“ASC 740”). As required under ASC 740, the Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statements and tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is utilized when it is more likely than not, that some portion of, or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under ASC 740, the Company recognizes tax benefits only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% (percent) likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in our tax returns that do not meet these recognition and measurement standards.

Risks and Uncertainties

As a crude oil and natural gas producer, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices of crude oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that crude oil and natural gas price will not be subject to wide fluctuations in the future. A substantial or extended decline in crude oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operation, cash flows and quantities of crude oil and natural gas reserves that may be economically produced. Other risks and uncertainties that could affect the Company in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit and financial markets and the ability to meet financial ratios and covenants in any future financing agreements.

Use of Estimates and Assumptions

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates. The accounting policies most affected by management’s estimates and assumptions are as follows:

•	The reliance on estimates of proved reserves to compute the provision for depreciation, depletion and amortization and to determine the amount of any impairment of proved properties;

•	The valuation of unproved acreage and proved crude oil and natural gas properties to determine the amount of any impairment of crude oil and natural gas properties;

•	Judgment regarding the productive status of in-progress exploratory wells to determine the amount of any provision for abandonment; and

•	Estimates regarding the timing and cost of future abandonment obligations; and,

•	Estimates regarding projected cash flows used in determining the production payable discount.

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NOTE 4 — ACCOUNTS RECEIVABLE:

Accounts receivable consists primarily of receivables from the sale of crude oil and natural gas production by the Company and receivables from the Company’s working interest partners in crude oil projects in which the Company acts as Operator of the project.

Crude oil and natural gas sales receivables balances of $84,387 and $20,287 at December 31, 2021 and 2020, represent crude oil and natural gas sales that occurred in December 2021 and 2020, respectively.

Joint interest participant receivables balances of $76,731 and $151,351 at December 31, 2021 and 2020, respectively, represent amounts due from working interest partner in California.

There were no allowances for doubtful accounts for the Company’s trade accounts receivable at December 31, 2021 and 2020.

NOTE 5 — CRUDE OIL AND NATURAL GAS PROPERTIES:

Crude oil and natural gas property balances at December 31, 2021 and 2020 are set forth in the table below:

	December 31, 2021	December 31, 2020
Unproved leasehold costs	$141,942	$61,569
Costs of wells and development	8,301,524	8,209,642
Total cost of oil and gas properties	8,443,466	8,271,211
Accumulated depletion, depreciation amortization and impairment	(1,765,892)	(1,273,562)
Oil and gas properties, net	$6,677,574	$6,997,649

For the twelve months ended December 31, 2021 and 2020, the Company recognized depletion expense of $492,330 and $418,211, respectively which is included in DD&A in the statement of operations. Impairment expense for the twelve months ended December 31, 2021 and 2020 was $-0- and $386,559, respectively.

NOTE 6 — ASSET RETIREMENT OBLIGATION (“ARO”)

The Company’s financial statements reflect the provisions of ASC 410. The ARO primarily represents the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the end of their productive lives, in accordance with applicable state laws. The Company determines the ARO on its crude oil and natural gas properties by calculating the present value of estimated cash flows related to the liability. As of December 31, 2021 and 2020, ARO obligations were considered to be long-term based on the estimated timing of the anticipated cash flows. For the twelve months ended December 31, 2021 and 2020, the Company recognized accretion expense of $4,300 and ($36,900), respectively which is included in DD&A in the statements of operations.

Changes in the asset retirement obligations for the twelve months ended December 31, 2021 and December 31, 2020 are set forth in the table below.

	December 31, 2021	December 31, 2020
Asset retirement obligation, beginning of period	$51,800	$88,700
Accretion expense	4,300	—
Revisions to asset retirement obligation	—	(36,900)
Asset retirement obligation, end of period	$56,100	$51,800

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NOTE 7 — ACCOUNTS PAYABLE AND REVENUE PAYABLE:

At December 31, 2021 and 2020, the combined balances owed for accounts payable and revenue payable were $401,037 and $237,277, respectively.

NOTE 8 — SHORT-TERM AND LONG-TERM BORROWINGS:

Note Payable – Related Party

The Notes payable – related party balances at December 31, 2021 and 2020 were $6,455,606 and $8,587,487, respectively, and represent net advances made to the Company from its parent company, Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold.

NOTE 9 — MEMBERS’ EQUITY:

The Members’ Equity as of December 31, 2021 and 2020 are shown in the table below.

Members Equity Balance
Members’ Equity, December 31, 2019	4,680
Member equity increase during the twelve months ended December 31, 2020	—
Members’ Equity, December 31, 2020	4,680
Conversion of related party debt to equity during the twelve months ended December 31, 2021	2,204,259
Members’ equity, December 31, 2021	2,208,939

During the twelve months ended December 31, 2021, there was a conversion of related party debt to member’s equity in the amount of $2,204,259 as a part of the Company’s restructuring of its balance sheet to reduce related party debt.

NOTE 10 — INCOME TAXES:

For federal income tax purposes, prior to August 28, 2021, Reabold California, LLC was considered to be a disregarded entity by the Internal Revenue Service (IRS) as it was registered as a single-member limited liability company. On August 28, 2021, Reabold California, LLC filed a Water Edge Election with the IRS and was considered to be a US corporation for federal income tax return purposes. All required returns have been filed with the IRS.

On December 22, 2017, the federal government enacted a tax bill H.R.1, an act to provide for reconciliation pursuant to Titles II and V of the concurrent resolution on the budget for fiscal year 2018, commonly referred to as the Tax Cuts and Jobs Act. The Tax Cuts and Jobs Act contains significant changes to corporate taxation, including, but not limited to, reducing the U.S. federal corporate income tax rate from 35% to 21% and modifying or limiting many business deductions. The Company has re-measured its deferred tax liabilities based on rates at which they are expected to be utilized in the future, which is generally 21%.

At December 31, 2021, the Company had a net operating loss (“NOL”) carryforwards for federal and state income tax purposes. The Company has recorded an allowance for the NOL carryforwards.

Any estimates are based upon management’s decisions concerning certain elections that could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly.

NOTE 11 — COMMITMENTS AND CONTINGENCIES:

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. While the ultimate outcome of the aforementioned contingencies are not determinable at this time, management believes that any liability or loss resulting therefrom will not materially affect the financial position, results of operations or cash flows of the Company.

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The Company, as an owner or lessee and operator of oil and gas properties, is subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution cleanup resulting from operations and subject the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. The Company maintains insurance coverage that is customary in the industry, although the Company is not fully insured against all environmental risks.

Sunflower Lawsuit

Sunflower Alliance v. California Department of Conservation, Geologic Energy Management Division.  This case challenges the state agency’s compliance with the California Environmental Quality Act (CEQA) with respect to the PAL Reabold 072-00-0001 Project, for wastewater injection into an existing well.  The Petition was filed on December 29, 2021 in the Alameda County Superior Court.  The Petitioner seeks an order setting aside the state agency’s approval of a wastewater injection permit; damages are not sought in the lawsuit.  On February 22, 2022, Real Party in Interest Reabold California, LLC filed a motion to transfer the case to the Contra Costa County Superior Court.  On March 22, 2022, the Alameda County Superior Court ordered the case transferred to the Contra Costa County Superior Court.  On August 15, 2022, the Contra Costa County Superior Court provided notice that the transfer had been completed and the case filed in that court. If successful, the lawsuit would prevent Reabold from injecting wastewater into an existing well until any CEQA deficiencies are addressed.  The California Attorney General is defending the state agency, which disputes Petitioner’s claims.  On December 22, 2022, the Superior Court issued an order finding CEQA deficiencies, and directing the state agency to rescind its approval of the project. Reabold filed a notice of appeal of the Superior Court’s order. At this time, it is unclear when the litigation will be resolved.

The Company is not aware of any environmental claims existing as of December 31, 2021. There can be no assurance, however, that current regulatory requirements will not change, or past non-compliance with environmental issues will not be discovered on the Company’s oil and gas properties.

NOTE 12 — SUBSEQUENT EVENTS:

On May 25, 2022, Reabold California, LLC (“Reabold”) a wholly owned subsidiary of Gaelic Resources Ltd. was acquired by Daybreak Oil and Gas, Inc. (“Daybreak”), a publicly traded crude oil company with operations in Kern County, California for an aggregate purchase price consisting of (i) 160,964,489 shares of Daybreak common stock valued at $6,599,544 and (ii) reimbursement to Reabold Resources Plc of $263,619 which had previously been expended in well workover projects by Reabold.

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